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                                                                      EXHIBIT 99

IMPAC MORTGAGE HOLDINGS, INC.
(AMEX: IMH)

                                 NEWS RELEASE
         ____________________FOR IMMEDIATE RELEASE____________________

IMPAC MORTGAGE HOLDINGS, INC. ANNOUNCES EXECUTION OF LETTER OF INTENT TO ACQUIRE
  FEDERALLY INSURED THRIFT AND LOAN CHARTER; SALE OF $30 MILLION OF PREFERRED
    STOCK; EXECUTION OF TERM SHEET TO SELL UP TO $1 BILLION OF FUTURE LOAN PRODUCTION; EXPECTATION OF 4TH QUARTER 1998 RESULTS; MODIFICATION OF STOCKHOLDER
                                  RIGHTS PLAN

 _____________________________________________________________________________

Tuesday, December 22, 1998

Santa Ana Heights, CA. - Impac Mortgage Holdings, Inc. (The "Company" or "IMH":
AMEX -IMH), a Maryland corporation being taxed as a Real Estate Investment Trust ("REIT"), today announced several significant events.

LETTER OF INTENT TO ACQUIRE THRIFT AND LOAN CHARTER
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Joseph R. Tomkinson, Chairman and CEO of the Company, announced that the Company has signed a letter of intent to acquire a California Federally chartered thrift and loan. The acquisition is contingent upon the execution of a definitive agreement and obtaining satisfactory approvals from all regulatory agencies. The Company does not anticipate any regulatory impediments. Upon the consummation of the transaction, the Company intends to merge its Conduit Operations, Impac Funding Corporation ("IFC"), into the thrift and loan charter and operate the entire mortgage banking and selected investment activities from the merged company. The Company intends to initially capitalize the thrift with an estimated $25.0 million. Mr. Tomkinson stated, "by merging the Conduit
Operations with the thrift, the Company will continue its residential lending activity, portfolio retention and the sale of loans to the REIT for long-term investment." Mr. Tomkinson said, "in light of the turmoil in the mortgage industry, the Company felt it was prudent to take the necessary steps to alleviate the potential liquidity risks in the future." The acquisition of the thrift will reduce the Company's reliance on warehouse lines of credit and reverse repurchase agreements through other commercial banks and investment banks. In addition, it will give the merged company access to low cost funds and the Federal Home Loan Bank. This is a significant achievement that will help return the Company to profitability in 1999. Mr. Tomkinson also said, "it is expected that the acquisition and regulatory approval process will take between three to six months."

SALE OF $30 MILLION OF PREFERRED STOCK
--------------------------------------

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In a further effort to increase liquidity for long term growth, the Company announced that it completed the sale of 1,200,000 shares of Series B 10.5% Cumulative Convertible Preferred Stock at $25.00 per share in a transaction arranged by EVEREN Securities, Inc. The Series B Preferred Stock is convertible into shares of the Company's common stock at a conversion price of $4.95 per
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share upon the effective date of this offering. Accordingly, each share of
Series B Preferred Stock is convertible into 5.050505 shares of the Company's common stock. Dividends on the Series B Preferred Stock will accumulate from the date of issuance and will be payable quarterly, in cash or our common stock starting April 27, 1999. The dividend rate per share will be the greater of $0.656250 or the quarterly cash dividend declared on the number of shares of common stock into which a share of Series B Preferred Stock is convertible. The Series B Preferred Stock is redeemable, under certain circumstances, at a price of $25.00 per share, plus accumulated and unpaid dividends beginning December 2000.

Mr. Tomkinson said, "the issuance of Preferred Stock provides the Company with liquidity to operate its businesses in today's market after paying its previously declared third quarter dividend on January 6, 1999." Mr. Tomkinson stated, "the additional equity will give the Company the liquidity necessary to grow our loan origination, lending activities, and fund future secuitizations."

TERM SHEET TO SELL UP TO $1 BILLION OF THE COMPANY'S FUTURE MORTGAGE LOAN
-------------------------------------------------------------------------
PRODUCTION
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The Company announced that it has executed a term sheet for a Master Agreement to sell up to $1.0 billion of the Company's future mortgage loan production to a major institutional investor over the next year. The term sheet calls for a final Master Agreement to be executed by January 31, 1999, depending upon the satisfaction of certain conditions. The Company's first delivery of mortgage loans under the new agreement will begin in February 1999, with the first settlement to take place no later than March 1999. The transaction is a servicing retained agreement, which gives the Company a guaranteed pricing spread and cash gains plus the value of the servicing rights created. Mr. Tomkinson stated, "with the execution of this agreement, the Company will have securitization type delivery and execution for the product currently originated by the Company but will not incur the costs and uncertainty of the sale of mortgage loans through private label mortgage backed securities." Mr. Tomkinson said, "this is a transaction the Company has been working on for over 14 months and we are particularly pleased with the timing in light of the recent upheaval seen in the marketplace."

EXPECTATIONS FOR 4/TH/ QUARTER RESULTS
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The Company estimates no earnings or a slight loss for the quarter ended
December 31, 1998. The lack of earnings during the quarter ended December 31, 1998 was the result of losses on the sale of whole loans which the Company had accumulated for securitization and an impairment charge to the Company's mortgage loan servicing portfolio. The Company chose to sell out of its mortgage loan positions and protect shareholder value rather than continue to expose the Company to further market risk while accumulating these loans for securitization. Mr. Tomkinson said, "although the Company expects no earnings or a slight loss for the quarter ended December 31, 1998, we are confident that the Company has made the right adjustments, including the $1.0 billion term sheet to sell future loan production, to operate profitably in today's environment".

MODIFICATION OF STOCKHOLDERS RIGHTS PLAN
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The Company also announced that it amended the Rights Agreement, dated as of
October 7, 1998 between the Company and BankBoston, N.A. to provide an exemption from the definition of
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"Acquiring Persons" under the Rights Agreement to exempt from the definition the initial purchasers of the Series B Preferred Stock.

The Company is a mortgage loan investment company that invests primarily in non-conforming, high yielding mortgages which, together with its subsidiaries and related companies, operates three businesses. The Company's first business is to act as a long-term investor of primarily non-conforming residential mortgage loans and mortgage-backed securities secured by or representing interests in such loans. The second business is IFC, which purchases primarily non-conforming mortgage loans and to a lessor extent, second mortgages, from a network of third party correspondent loan originators and subsequently securitizes or sells such loans to permanent investors. As the Company's third business, Impac Warehouse Lending Group, a wholly owned subsidiary of the Company, focuses on providing warehouse and reverse-repurchase financing to approved mortgage banks, most of which are correspondents of IFC.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "could", "would", "will", "intend", "expect" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors. The financial information presented in this release pertaining to actual results should not be taken to predict future earnings, as the Company may not experience similar results in future periods.

For further information, please call:
Investor Relations
Thom Singha,        714 438-2100
Tania Jernigan      714 438-2100
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